Exhibit 16.1






Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC  20549


Dear Sirs/Madams:

We have read Item 4 of CompuDyne Corporation's Form 8-K dated April 14, 2004, and have the following comments:

1. We agree with the statements made in the second, third and fourth paragraphs of Item 4.

2. We have no basis on which to agree or disagree with the statements made in the first and fifth paragraphs of Item 4.

Yours truly,

/s/ DELOITTE & TOUCHE LLP



April 15, 2004
Baltimore, Maryland